                                                                     Exhibit 4.1

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                           __________________________

                          MEDCO HEALTH SOLUTIONS, INC.

                             % SENIOR NOTES DUE 2013

                           __________________________

                                     FORM OF

                                    INDENTURE

                             Dated as of      , 2003

                           __________________________

                      U.S. Bank Trust National Association

                                     Trustee

                           __________________________




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

                             CROSS-REFERENCE TABLE*

 Trust Indenture                                               Indenture Section
 Act Section
 310(a)(1) ...............................................            7.09
    (a)(2) ...............................................            7.09
    (a)(3) ...............................................            N.A.
    (a)(4) ...............................................            N.A.
    (b) ..................................................      7.08; 7.10
    (c) ..................................................            N.A.
 311(a) ..................................................            7.13
    (b) ..................................................            7.13
 312(a) ..................................................           12.03
    (b) ..................................................           12.03
    (c) ..................................................           12.03
 313(a) ..................................................            7.14 (a)
    (b) ..................................................            7.14 (a)
    (c) ..................................................            7.14 (a)
    (d) ..................................................      4.04; 7.14 (b)
 314(a) ..................................................            4.03
    (b) ..................................................            N.A.
    (c)(1) ...............................................           12.04 (1)
    (c)(2) ...............................................           12.04 (2)
    (c)(3) ...............................................            N.A.
    (d) ..................................................            N.A.
    (e) ..................................................           12.05
    (f) ..................................................            N.A.
 315(a) ..................................................            7.01
    (b) ..................................................            7.02
    (c) ..................................................            7.01
    (d) ..................................................            7.01
    (e) ..................................................            6.11
 316(a) (last sentence) ..................................            1.01
    (a)(1)(A) ............................................            6.05
    (a)(1)(B) ............................................            6.04
    (a)(2) ...............................................            N.A.
    (b) ..................................................            6.07
    (c) ..................................................            N.A.
 317(a)(1) ...............................................            6.08
    (a)(2) ...............................................            6.09
    (b) ..................................................            2.11
 318(a) ..................................................           12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                          Page
                                           ARTICLE 1.
                           DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01   Definitions ...........................................................       1
Section 1.02   Other Definitions .....................................................      22
Section 1.03   Rules of Construction .................................................      22

                                           ARTICLE 2.
                                           THE NOTES

Section 2.01   Form and Denominations ................................................      23
Section 2.02   Title and Terms .......................................................      23
Section 2.03   Execution, Authentication, Delivery and Dating ........................      24
Section 2.04   Temporary Notes .......................................................      25
Section 2.05   Registration, Registration of Transfer and Exchange ...................      25
Section 2.06   Mutilated, Destroyed, Lost and Stolen Notes ...........................      27
Section 2.07   Payment of Interest; Interest Rights Preserved ........................      27
Section 2.08   Persons Deemed Owners .................................................      28
Section 2.09   Cancellation ..........................................................      28
Section 2.10   Computation of Interest. ..............................................      29
Section 2.11   Paying Agent to Hold Money in Trust ...................................      29
Section 2.12   CUSIP Numbers .........................................................      29

                                           ARTICLE 3.
                                   REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee ....................................................      29
Section 3.02   Selection of Notes to Be Redeemed .....................................      30
Section 3.03   Notice of Redemption ..................................................      30
Section 3.04   Effect of Notice of Redemption ........................................      31
Section 3.05   Deposit of Redemption Price ...........................................      31
Section 3.06   Notes Redeemed in Part ................................................      31
Section 3.07   Optional Redemption ...................................................      31
Section 3.08   Offer to Purchase by Application of Excess Proceeds ...................      31

                                           ARTICLE 4.
                                           COVENANTS

Section 4.01   Payment of Notes ......................................................      33
Section 4.02   Maintenance of Office or Agency .......................................      33
Section 4.03   Reports ...............................................................      34
Section 4.04   Compliance Certificate ................................................      34
Section 4.05   Taxes .................................................................      35

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

Section 4.06   Stay, Extension and Usury Laws ........................................      35
Section 4.07   Restricted Payments ...................................................      35
Section 4.08   Dividend and Other Payment Restrictions Affecting Subsidiaries ........      38
Section 4.09   Incurrence of Indebtedness and Issuance of Preferred Stock ............      40
Section 4.10   Asset Sales ...........................................................      44
Section 4.11   Transactions with Affiliates ..........................................      45
Section 4.12   Liens .................................................................      47
Section 4.13   Corporate Existence ...................................................      47
Section 4.14   Offer to Repurchase Upon Change of Control ............................      48
Section 4.15   Limitation on Sale and Leaseback Transactions .........................      49
Section 4.16   Payments for Consent ..................................................      50
Section 4.17   Designation of Restricted and Unrestricted Subsidiaries ...............      50
Section 4.18   Changes in Covenants if Notes Rated Investment Grade ..................      51
Section 4.19   Subsidiary Guarantees .................................................      51

                                           ARTICLE 5.
                                           SUCCESSORS

Section 5.01   Merger, Consolidation, or Sale of Assets ..............................      51
Section 5.02   Successor Corporation Substituted .....................................      52

                                           ARTICLE 6.
                                     DEFAULTS AND REMEDIES

Section 6.01   Events of Default .....................................................      52
Section 6.02   Acceleration ..........................................................      54
Section 6.03   Other Remedies ........................................................      54
Section 6.04   Waiver of Past Defaults ...............................................      55
Section 6.05   Control by Majority ...................................................      55
Section 6.06   Limitation on Suits ...................................................      55
Section 6.07   Rights of Holders of Notes to Receive Payment .........................      56
Section 6.08   Collection Suit by Trustee ............................................      56
Section 6.09   Trustee May File Proofs of Claim ......................................      56
Section 6.10   Priorities ............................................................      56
Section 6.11   Undertaking for Costs .................................................      57

                                           ARTICLE 7.
                                            TRUSTEE

Section 7.01   Certain Duties and Responsibilities ...................................      57
Section 7.02   Notice of Defaults ....................................................      57
Section 7.03   Certain Rights of Trustee .............................................      57
Section 7.04   Not Responsible for Recitals or Issuance of Notes .....................      57
Section 7.05   May Hold Notes ........................................................      58
Section 7.06   Money Held in Trust ...................................................      58
Section 7.07   Compensation and Reimbursement ........................................      58
Section 7.08   Disqualification; Conflicting Interests ...............................      59

Section 7.09   Corporate Trustee Required; Eligibility ...............................      59
Section 7.10   Resignation and Removal; Appointment of Successor .....................      59
Section 7.11   Acceptance of Appointment by Successor ................................      60
Section 7.12   Merger, Conversion, Consolidation or Succession to Business ...........      60
Section 7.13   Preferential Collection of Claims against Company .....................      61
Section 7.14   Reports by Trustee ....................................................      61
Section 7.15   Appointment of Authenticating Agent ...................................      61

                                        ARTICLE 8.
                         LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance ..............      62
Section 8.02   Legal Defeasance and Discharge ........................................      62
Section 8.03   Covenant Defeasance ...................................................      63
Section 8.04   Conditions to Legal or Covenant Defeasance ............................      63
Section 8.05   Deposited Money and Government Securities to be Held in Trust; Other
               Miscellaneous Provisions ..............................................      65
Section 8.06   Repayment to Company ..................................................      65
Section 8.07   Reinstatement .........................................................      65

                                        ARTICLE 9.
                             AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes ...................................      66
Section 9.02   With Consent of Holders of Notes ......................................      66
Section 9.03   Compliance with Trust Indenture Act ...................................      68
Section 9.04   Effect of Consents ....................................................      68
Section 9.05   Notation on or Exchange of Notes ......................................      68
Section 9.06   Trustee to Sign Amendments, etc. ......................................      68
Section 9.07   Effect of Supplemental Indentures .....................................      68

                                       ARTICLE 10.
                                  SUBSIDIARY GUARANTEES

Section 10.01  Subsidiary Guarantees .................................................      69
Section 10.02  Limitation on Subsidiary Guarantor Liability ..........................      70
Section 10.03  Execution and Delivery of Subsidiary Guarantee ........................      70
Section 10.04  Subsidiary Guarantors May Consolidate, etc., on Certain Terms .........      71
Section 10.05  Releases ..............................................................      71

                                       ARTICLE 11.
                                SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge ............................................      72
Section 11.02  Application of Trust Money ............................................      73

                                          ARTICLE 12.
                                         MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls ..........................................      74
Section 12.02  Notices ...............................................................      74
Section 12.03  Company to Furnish Trustee Names and Addresses of Holder; Preservation
               of Information; Communications to Holders .............................      75
Section 12.04  Certificate and Opinion as to Conditions Precedent ....................      75
Section 12.05  Statements Required in Certificate or Opinion .........................      75
Section 12.06  Rules by Trustee and Agents ...........................................      76
Section 12.07  No Personal Liability of Directors, Officers, Employees and
               Stockholders ..........................................................      76
Section 12.08  Governing Law .........................................................      76
Section 12.09  Legal Holidays ........................................................      76
Section 12.10  No Adverse Interpretation of Other Agreements .........................      76
Section 12.11  Successors ............................................................      77
Section 12.12  Separability ..........................................................      77
Section 12.13  Counterpart Originals .................................................      77
Section 12.14  Table of Contents, Headings, etc. .....................................      77
Section 12.15  Benefits of Indenture .................................................      77

                                            EXHIBITS

Exhibit A      FORM OF NOTE
Exhibit B      FORM OF SUBSIDIARY GUARANTEE
Exhibit C      FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of July   , 2003 between Medco Health Solutions, Inc., a
Delaware corporation (as defined in Section 1.01 hereof, the "Company"), and U.S. Bank Trust National Association, as trustee (as defined in Section 1.01 hereof, the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other
and for the equal and ratable benefit of the Holders (as defined) of the    %
Senior Notes due 2013 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

but excluding Indebtedness of such other Person that is extinguished, retired, redeemed or repaid concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is merged into or consolidates with, such specified Person.

     "Additional Notes" means additional notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.02,
4.09 and 9.01 hereof, as part of the same series as the Initial Notes and ranking equally with the Initial Notes in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such Additional Notes).

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Receivables Program shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

     "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of
     Section 5.01 hereof and, if applicable, the provisions of Section 4.14 hereof and not by the provisions of Section 4.10 hereof; and

          (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries to any Person other than to the Company or another Restricted Subsidiary.

          Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

          (1) any single transaction or series of related transactions that involves Equity Interests or assets having a fair market value of less than $35 million;

          (2) a transfer of assets between or among the Company and one or more of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction);

          (3) the sale or lease of inventory or accounts receivable in the ordinary course of business;

          (4) any sale or other disposition of Receivables and Related Assets pursuant to or in connection with a Receivables Program;

          (5) any sale, lease or other disposition in the ordinary course of business of obsolete, worn out or damaged equipment or other assets no longer being used by the Company or its Restricted Subsidiaries;

          (6) any sale or disposition deemed to occur in connection with (a) creating or granting any Permitted Lien or enforcing a Permitted Lien by the sale or disposition of the assets pledged under such Permitted Lien, to the extent the assets have a value not in excess of the Indebtedness secured by such Permitted Lien, or (b) a Sale and Leaseback Transaction that is permitted by Section 4.15 hereof;

          (7) the sale or other disposition of cash or Cash Equivalents; and

          (8) a Restricted Payment or Permitted Investment that is permitted by any of clauses (1) through (8) of Section 4.07(b) hereof.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such lease, determined in accordance with GAAP.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 7.15 hereof to act on behalf of the Trustee to authenticate Notes.

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar federal, state or foreign law for the relief of debtors.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of "Change of Control" and "Continuing Directors," any committee thereof;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board, manager or committee of such Person serving a similar function.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law or executive order to close in New York City.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding any debt securities convertible into, or exchangeable for, such Capital Stock.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit, time deposits, eurodollar time deposits and similar instruments with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating (or the successor thereto) of "B" or better or whose short-term commercial paper is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above or with a term of not more than 30 days and entered into with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating (or the successor thereto) of "B" or better or a domestic commercial bank, trust company or securities dealer whose short-term commercial paper is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's;

          (5) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition; and

          (6) money market funds (a) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
     (5) of this definition, or (b) that comply with the criteria set forth in SEC Rule 2a-7 of the Investment Company Act of 1940.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or a Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Company;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or a Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Company, becomes the Beneficial Owner, directly or indirectly, of more than

     50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     Notwithstanding the foregoing, a transaction effected to create a holding company of the Company shall not be deemed to involve a Change of Control if (1) pursuant to such transaction the Company becomes a Wholly Owned Subsidiary of such holding company and (2) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of Voting Stock of the Company immediately prior to such transaction.

     "Change of Control Event" means the occurrence of a Change of Control and a Rating Decline.

     "Company" means Medco Health Solutions, Inc., a Delaware corporation and any and all successors thereto.

     "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or any Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Comparable Treasury Issue" means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

     "Comparable Treasury Price" means, with respect to any redemption date:

          (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

          (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for federal, state, local or foreign taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) Consolidated Interest Expense, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization or impairment of goodwill and other intangibles) and other non-cash expenses or charges of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization, impairment and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; minus

          (5) any extraordinary or non-recurring non-cash gains for such period,

in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the total interest expense of a Person and its consolidated Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such total interest expense and to the extent incurred by such Person or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to Capital Lease Obligations and imputed interest with respect to Attributable Debt;

          (2) amortization of debt discount;

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings;

          (6) net costs associated with interest rate swap, cap or collar agreements and other agreements designed to protect such Person against fluctuations in interest rates;

          (7) the interest component of any deferred payment obligations; and

          (8) any premiums, fees, discounts, expenses and losses on the sale of Receivables and Related Assets (and any amortization thereof) payable in connection with a Receivables Program,

(in each case as determined on a consolidated basis in conformity with GAAP), and less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs; provided that the aggregate amount of amortization relating to any such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, consolidated in accordance with GAAP; provided that:

          (1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to or by the specified Person or a Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that such Net Income is actually paid to such Person or one of its Restricted Subsidiaries through dividends, loans or otherwise;

          (3) the cumulative effect of a change in accounting principles shall be excluded;

          (4) any non-cash goodwill impairment charges incurred subsequent to the date of this Indenture resulting from the application of SFAS No. 142 shall be excluded;

          (5) the Net Income of any Unrestricted Subsidiary shall be included to the extent distributed or otherwise paid in cash (or to the extent converted into cash) to the specified Person or one of its Restricted Subsidiaries; and

          (6) any non-cash compensation charge arising from the grant of or the issuance of stock, stock options or other equity based awards to the extent taken as an expense in the Company's financial statements shall be excluded.

     "Consolidated Net Tangible Assets" of a Person means total assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom (1) all current liabilities, (2) any item representing Investments in Unrestricted Subsidiaries and (3) all goodwill, recorded intangible assets, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of such Person and its consolidated Restricted Subsidiaries and computed in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of this Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means the Senior Secured Credit Agreement, dated as of
    , 2003, among the Company, as borrower, JPMorgan Chase Bank, as administrative agent, and the other agents and lenders party thereto from time to time, as such agreement may be amended, restated, refunded, renewed, replaced or refinanced (including increasing the amount borrowed thereunder) in whole or in part from time to time, including any other agreements, notes, instruments or documents from time to time evidencing Indebtedness thereunder or as so refunded, renewed, replaced or refinanced.

     "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement, any note purchase agreement or indenture) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, notes, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, modified, supplemented, restated, refunded, renewed, replaced, restructured or refinanced in whole or in part (including increasing the amount borrowed or extending the maturity thereunder or contemplated thereby or adding or substituting one or more lenders) from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company ("DTC"), and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Designated Noncash Consideration" means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is conclusively designated pursuant to an Officers' Certificate. The aggregate fair market value of the Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration then held by the Company and its Restricted Subsidiaries, may not exceed $20 million in the aggregate (with the fair market value being measured at the time received and without giving effect to subsequent changes in value).

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

     "Existing Indebtedness" means any Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Indenture or incurred pursuant to commitments in existence on the date hereof, until such amounts are repaid and all such commitments with respect thereto are terminated.

     "Fall Away Permitted Liens" means:

          (1) Liens on any assets, whether now owned or hereafter acquired, of the Company and any of its Restricted Subsidiaries securing Indebtedness under any Credit Facility and

     Hedging Obligations to the extent permitted to be incurred by clauses (1) and (9), respectively, of Section 4.09(b) hereof;

          (2) Liens on any Principal Property existing at the time of its acquisition and Liens created contemporaneously with or within 180 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the completion of the acquisition, improvement or construction of such Principal Property to secure payment of the purchase price of such Principal Property or the cost of such construction or improvements;

          (3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged into or consolidated with the Company or the Restricted Subsidiary;

          (4) Liens on assets existing at the time of acquisition of the assets by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary;

          (6) Liens in favor of a governmental unit to secure payments under any contract or statutory obligation, or to secure debts incurred in financing the acquisition of or improvements to property subject thereto;

          (7)  Permitted Liens existing on the date of a Fall Away Event;

          (8) Liens to extend, renew or replace any Liens referred to in clauses (1) through (7) or this clause (8) or any Lien existing on the date of this Indenture;

          (9)  mechanics' and similar Liens;

          (10) Liens arising out of litigation or judgments being contested; and

          (11) Liens for taxes or assessments or other governmental charges or levies not yet due or being contested, landlords' Liens, tenants' rights under leases, easements and similar Liens not impairing the use or value of the property involved.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

          (2) any interest expense on Indebtedness of any Person other than such Person or any of its Restricted Subsidiaries that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (3) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any four-quarter period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions or dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including any acquisitions or dispositions made during such reference period or subsequent to such reference period and on or prior to the Calculation Date by any Person that became a Restricted Subsidiary or was merged with and into the specified Person or any of its Restricted Subsidiaries on or prior to such Calculation Date) shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4) the interest expense attributable to interest on any Indebtedness computed on a pro forma basis and (a) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (b) that was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate; and

          (5) the interest expense attributable to interest on any working capital borrowings under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such working capital borrowings during the applicable period.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession for application in the United States of America, which are in effect on the date of this Indenture; provided that, in preparing its periodic reports which such entity is required to file pursuant to the Exchange Act, GAAP shall mean such principles as are in effect from time to time.

     "Global Notes" means, individually and collectively, each Note issued in global form pursuant to this Indenture, which shall comply with the applicable provisions of Section 2.05 hereof.

     "Global Note Legend" means the legend set forth in Section 2.05(e) hereof, which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness and "Guaranteed" and "Guarantees" shall have meanings correlative to the foregoing.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

          (3) other hedging transactions entered into in the ordinary course of business and not for speculative purposes.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent and without duplication:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of bankers' acceptances;

          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or similar obligations to trade creditors; or

          (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, provided that the amount of any Guarantee that constitutes Indebtedness of the specified Person shall be deemed to be an amount equal to the lesser of the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guarantee is made or any lesser amount set forth therein as the maximum Guarantee liability of the specified Person.

     The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; provided that for purposes of determining the amount of any Indebtedness, if recourse with respect to such Indebtedness is limited to any asset, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness.

     Notwithstanding the foregoing, "Indebtedness" shall not include (a) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future or (b) deferred taxes.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with its terms.

     "Initial Notes" means the first $500 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

     "Interest Payment Date" means the date on which an installment of interest on the Notes is scheduled to be paid.

     "Investment Grade Rating" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for value of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect

Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, provided that in no event shall an operating lease or any Uniform Commercial Code financing statement filed in respect thereof be deemed to constitute a Lien.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary noncash gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration or any other non-cash consideration received in any Asset Sale), net of:

          (1) costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; and

          (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness of the Company or any of its Restricted Subsidiaries to be accelerated or payable prior to the date it is scheduled to be repaid.

     "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall constitute a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

     "Obligations" means any principal, interest, penalties, fees, taxes, costs, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, securing or relating to any Indebtedness, whether or not a claim in respect thereof has been asserted.

     "Officer" means, with respect to any Person, the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

     "Opinion of Counsel" means a written opinion of counsel, who may be an employee or counsel for the Company, and who shall be acceptable to the Trustee. Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, certifying as to matters of fact.

     "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (3) Notes which have been paid pursuant to Section 2.06 hereof or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;

provided that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person (including the Company) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)  any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (a) such Person becomes a Restricted Subsidiary of the Company;
          or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

          (5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (7)  Hedging Obligations;

          (8) Investments constituting loans, advances or extensions of credit to employees, officers and directors made in the ordinary course of business;

          (9) Investments in existence on the date of this Indenture and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the date of this Indenture in an amount not exceeding the amount of the Investment being replaced or refinanced; provided that the new Investment is on terms and conditions not materially less favorable, taken as a whole, to the Company than the Investment being renewed or replaced;

          (10) an Investment in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Program; provided that the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Subsidiary;

          (11) Investments in any of the Notes;

          (12) Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries issued in accordance with Section 4.09 hereof;

          (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of this Indenture not to exceed $50 million.

     "Permitted Liens" means:

          (1) Liens on any assets, whether now owned or hereafter acquired of the Company and any of its Restricted Subsidiaries securing Indebtedness under any Credit Facility to the extent they were permitted to be incurred under Section 4.09(b)(1) hereof;

          (2)  Liens in favor of the Company or a Restricted Subsidiary;

          (3)  Liens on property of a Person existing at the time such Person
     (a) is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company or (b) otherwise becomes a Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or such Person's becoming a Restricted Subsidiary and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          (4) Liens on assets existing at the time of acquisition of the assets by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with such Indebtedness;

          (7)  Liens existing on the date of this Indenture;

          (8) Liens for taxes, assessments, governmental charges, levies or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9) Liens on Receivables and Related Assets to reflect sales of receivables pursuant to a Receivables Program permitted by Section 4.09(b)(12) hereof covering only the assets acquired with such Indebtedness;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary (other than a Receivables Subsidiary);

          (11) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus assets or property affixed or appurtenant thereto or proceeds in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien;

          (12) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be incurred under this Indenture;

          (13) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

          (14) in addition to the items referred to in clauses (1) through (13) above, Liens of the Company and its Restricted Subsidiaries in an aggregate amount that will not exceed the greater of $50 million and 2.5% of Consolidated Net Tangible Assets of the Company.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary, in each case, which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other governmental agency.

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     "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "Principal Property" means (a) the land, land improvements, buildings and fixtures (to the extent they constitute real property interests, including any leasehold interest therein) constituting the principal corporate office, any automated dispensing pharmacy, prescription processing center, call center, data center or office (whether now owned or hereafter acquired) which is owned by the Company or one of its Subsidiaries and is located in the United States, but no such property shall be deemed a Principal Property if its gross book value (before deducting accumulated depreciation) is less than 1% of Consolidated Net Tangible Assets of the Company, and (b) any Capital Stock or Indebtedness of any Subsidiary owning any such property; provided that "Principal Property" shall not include any facility that in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries, considered as a whole.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

     "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody's or S&P, as the case may be.

     "Rating Decline" means the occurrence on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of:

          (1) a decline in the rating of the Notes by such Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or - for S&P or 1, 2 and 3 for Moody's) from such Rating Agency's rating of the Notes on any date from the date the Notes were originally rated to the date of notice to such Rating Agency of an arrangement which could result in a Change of Control; or

          (2) withdrawal by such Rating Agency of such Rating Agency's rating of the Notes.

     "Receivables and Related Assets" means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interests in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all the foregoing.

     "Receivables Program" means, with respect to any Person, any accounts receivable securitization program pursuant to which such Person pledges, sells or otherwise transfers or encumbers its accounts receivable.

     "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company or a Restricted Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers Receivables and Related Assets) which engages in no activities other than in connection with the financing of Receivables and Related Assets and which is designated by the Board of Directors of the Company as a Receivables Subsidiary.

     "Reference Treasury Dealer" means any of Goldman, Sachs & Co., J.P. Morgan Securities Inc. or Citigroup Global Markets Inc. and their respective successors; provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 pm on the third Business Day preceding such redemption date.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the __________ or _____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Replacement Assets" means (1) any noncurrent assets that will be used or useful in the business of the Company or one or more of its Restricted Subsidiaries, (2) substantially all of the assets of one or more other Persons or units, divisions or other operating portions thereof, or (3) a majority of the Voting Stock of any Person that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such acquisition.

     "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any properties or assets of the Company and/or such Restricted Subsidiary (except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which properties or assets have been or are to be sold or transferred by the Company or such Subsidiary to such Person with the intention of taking back a lease of such properties or assets.

     "S&P" means Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, Inc., and its successors.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

     "Significant Subsidiary" means, at any time, a Subsidiary of the Company if the Company's and its other Subsidiaries' proportionate share, individually or in the aggregate, of the Consolidated Net Tangible Assets of such Subsidiary exceeds 15% of the Consolidated Net Tangible Assets of the Company as of the end of the most recently completed fiscal year or fiscal quarter, as applicable; it being understood that the term Significant Subsidiary includes any two or more Subsidiaries of the Company that together meet the foregoing test.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07 hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid (including with respect to sinking fund obligations) in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Subsidiary Guarantee" means a Guarantee by a direct or indirect Restricted Subsidiary of the Company's obligations with respect to the Notes and under this Indenture, executed pursuant to the provisions of this Indenture.

     "Subsidiary Guarantor" means a direct or indirect Restricted Subsidiary of the Company that has issued a Subsidiary Guarantee.

     "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture is executed; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Subsidiary" means each Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that each such
Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced by a Board Resolution of the Company and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of Section 4.09 hereof. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02  Other Definitions.

                                                                      Defined in
     Term                                                              Section
     ----                                                              -------
     "Affiliate Transaction" .......................................    4.11
     "Agent Members" ...............................................    2.05
     "Asset Sale Offer" ............................................    3.08
     "Change of Control Offer" .....................................    4.14
     "Change of Control Payment" ...................................    4.14
     "Change of Control Payment Date" ..............................    4.14
     "Covenant Defeasance" .........................................    8.03
     "Defaulted Interest" ..........................................    2.07
     "Event of Default" ............................................    6.01
     "Excess Proceeds" .............................................    4.10
     "Fall Away Event" .............................................    4.18
     "incur" .......................................................    4.09
     "Legal Defeasance" ............................................    8.02
     "Offer Amount" ................................................    3.08
     "Offer Period" ................................................    3.08
     "Payment Default" .............................................    6.01
     "Permitted Debt" ..............................................    4.09
     "Purchase Date" ...............................................    3.08
     "Register" ....................................................    2.05
     "Registrar" ...................................................    2.05
     "Restricted Payments" .........................................    4.07
     "Special Payment Date" ........................................    2.07

Section 1.03  Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d) words in the singular include the plural and words in the plural include the singular;

     (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (f) "or" is not exclusive;

     (g) "including" means including without limitation;

     (h) references to the payment of principal of the Notes shall include applicable premium, if any;

     (i) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

     (j) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01  Form and Denominations.

     The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 2.02  Title and Terms.

     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $500,000,000 (or such greater amount as the Company may, from time to time, without notice to or the consent of the Holders, designate to the Trustee in a Company Order instructing the Trustee to authenticate Additional Notes), except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.04, 2.05, 2.06, 3.06, 3.08, 4.14 or 9.05
hereof.

     The Notes shall be known and designated as the "__% Senior Notes Due 2013" of the Company. The principal of the Notes shall be payable on _______, 2013, unless paid earlier upon the redemption or repurchase of the Notes in accordance with the terms of this Indenture, and they shall bear interest at the rate of ____% per annum, from __________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on _____________ and ________, commencing ___________, until the principal thereof is paid or made available for payment.

     The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

     The Notes shall be redeemable as provided in Article 3 hereof.

Section 2.03  Execution, Authentication, Delivery and Dating.

     The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

     Each Note shall be dated the date of its authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     In case the Company, pursuant to Article 5, shall, in one or more related transactions, be consolidated or merged with or into any other Person or shall sell, assign, transfer, convey or otherwise dispose of all or substantially all the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have participated in the sale, assignment, transfer, conveyance or other disposition as aforesaid, shall have assumed all of the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee pursuant to
Article 5, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.03 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Section 2.04  Temporary Notes.

     Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.05  Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 hereof being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

     Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 hereof for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount. At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.04, 3.06, 3.08, 4.14 or 9.05 hereof not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 hereof and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     The provisions of clauses (a), (b), (c), (d), (e) and (f) below shall apply only to Global Notes:

     (a) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture. Any Global Note may be represented by more than one certificate. The aggregate amount of each Global Note may be increased or decreased by adjustments made on the records of the Trustee, as provided in this Indenture.

     (b) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (c) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for a Note registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Notes registered in the names of the Holders thereof and that all Global Notes shall be exchanged in whole for Notes that are not Global Notes (in which case such exchange shall be effected by the Trustee), or
(C) there shall have occurred and be continuing a Default or an Event of Default.

     (d) Subject to clause (b) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary shall direct.

     (e) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section 2.05 or Section 2.06, 3.06, 3.08, 4.14 or 9.05 hereof or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

     (f) Each Global Note will bear a Global Note Legend in substantially the following form:

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 2.06  Mutilated, Destroyed, Lost and Stolen Notes.

     If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this
Section 2.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 2.06 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

Section 2.07  Payment of Interest; Interest Rights Preserved.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the "Special Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments under this Indenture.

Section 2.08  Persons Deemed Owners.

     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.07 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.09  Cancellation.

     All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a Company Order received by the

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

Trustee prior to such destruction, the Company shall direct that the cancelled Notes be returned to it. The Trustee shall provide the Company a list of all Notes that have been cancelled from time to time as requested by the Company.

Section 2.10  Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.11  Paying Agent to Hold Money in Trust.

     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or any premium or interest, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.12  CUSIP Numbers.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and the Trustee, on behalf of the Company, shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date a certificate setting forth:

          (1) the clause of this Indenture pursuant to which the redemption shall occur;

          (2)  the redemption date;

          (3)  the principal amount of Notes to be redeemed; and

          (4)  the redemption price.

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

Section 3.02  Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed, the Trustee will select Notes for redemption as follows:

          (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and reasonable.

     In the event of partial redemption by lot, the particular Notes to be redeemed will be selected not less than 30 days nor more than 60 days prior to the redemption date by the Trustee from the Outstanding Notes not previously called for redemption.

     The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes of $1,000 or less may be redeemed in part.

Section 3.03  Notice of Redemption.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date.

     At the Company's request (which may be revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee will give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless the Trustee is satisfied with a shorter period), a Company Order requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

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

     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.04  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.

Section 3.05  Deposit of Redemption Price.

     On or one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. In addition, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company will issue and the Trustee will authenticate for the Holder at the expense of the Company a new Note or Notes in authorized denominations equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07  Optional Redemption.

     The Company may at any time at its option redeem all or part of the Notes upon not less than 30 days' nor more than 60 days' prior notice at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) as determined by the Quotation Agent, the sum of the present values of 100% of the principal amount of the Notes being redeemed, plus all scheduled payments of interest on such Notes to and including July , 2013 (but not including accrued and unpaid interest to the redemption date), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together in each case with accrued and unpaid interest to the applicable redemption date.

Section 3.08  Offer to Purchase by Application of Excess Proceeds.

     In the event that the Company is required to commence an offer to all Holders to purchase Notes pursuant to Section 4.10 hereof (an "Asset Sale Offer"), it shall follow the procedures specified below.

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

     The Asset Sale Offer shall be made to all Holders of Notes, and at the Company's option, to all holders of other Indebtedness that is pari passu with, or subordinate in right of payment to, the Notes. The Asset Sale Offer shall remain open for a period of at least 20 Business Days, and not more than 30 Business Days, following its commencement, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other Indebtedness in the manner required by Section 4.10 hereof.

     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to each of the Holders, with a copy to the Trustee, containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

          (1)  that the Asset Sale Offer is being made pursuant to this Section
     3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

          (2)  the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note not tendered or not accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Note, in the form of Annex B thereto, completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

          (7) that Holders will be entitled to withdraw their election by delivery to the Company, the depositary or the Paying Agent, as the case may be, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes and other Indebtedness (or accreted value, as applicable) surrendered by Holders exceeds the Offer Amount, the Excess Proceeds will be applied in the following way: (a) first, the Excess Proceeds will be applied to purchase the Notes and other pari passu Indebtedness tendered for purchase, on a pro rata basis (if the aggregate principal amount of such Notes and pari passu Indebtedness exceeds the amount of Excess Proceeds), and (b) second, if and to the extent any Excess Proceeds remain after the purchase of all of the Notes and other pari passu Indebtedness tendered for purchase, the remaining Excess Proceeds will be applied to purchase any subordinated Indebtedness tendered for purchase, on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

          (9) that Holders whose Notes were purchased only in part will be issued new Notes in authorized denominations equal in principal amount to the unpurchased portion of the Notes surrendered.

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and other pari passu Indebtedness or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount of Notes and other pari passu Indebtedness has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08 and Section 4.10(c) hereof. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note or Notes in authorized denominations, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note or Notes to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the offer price. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer as soon as reasonably practicable on or after the Purchase Date.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01  Payment of Notes.

     The Company shall pay or cause to be paid the principal of, and any premium and interest on, the Notes on the dates and in the manner provided in the Notes. Principal and any premium and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, any premium and interest then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes (which rate on overdue principal shall be increased, to the extent lawful, by 1% per annum unless a Fall Away Event shall have occurred) to the extent lawful, and shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate (as so increased) to the extent lawful.

Section 4.02  Maintenance of Office or Agency.

     The Company shall maintain in The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar, including the Corporate Trust Office) where Notes may be presented for payment and surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03  Reports.

     So long as any Notes are Outstanding, the Company shall file with the Trustee and shall furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual reports filed by the Company with the SEC on Forms 10-Q and 10-K or, if at any time the Company is not required to file such reports with the SEC, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent accountants; and

          (2) all current reports filed by the Company with the SEC on Form 8-K or, if at any time the Company is not required to file such reports with the SEC, all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     The Company shall timely file all reports required to be filed with the SEC. In addition, if at any time the Company is not required to file reports with the SEC, the Company shall file a copy of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors. Notwithstanding the foregoing, the Company and any Subsidiary Guarantors (to the extent that such Subsidiary Guarantors are so required under the TIA) shall file with the Trustee and the SEC, and transmit to the Holders of the Notes, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided therein.

Section 4.04  Compliance Certificate.

     (a) The Company and any Subsidiary Guarantors (to the extent that such Subsidiary Guarantors are so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions or conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as any of the Notes are Outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05  Taxes.

     The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06  Stay, Extension and Usury Laws.

     The Company covenants, and each Subsidiary Guarantor, if any, shall be deemed upon execution and delivery of its Subsidiary Guarantee to covenant (to the extent that it may lawfully do so), that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; the Company hereby expressly waives, and each Subsidiary Guarantor shall be deemed upon execution and delivery of its Subsidiary Guarantee hereby expressly to waive (to the extent that it may lawfully do so), all benefit or advantage of any such law; and the Company covenants, and each Subsidiary Guarantor shall be deemed upon execution and delivery of its Subsidiary Guarantee to covenant (to the extent that is may lawfully do so), that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07  Restricted Payments.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the holders or beneficial owners of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes, except a payment of interest or principal at the Stated Maturity thereof (other than (x) intercompany Indebtedness permitted under Section 4.09(b)(7) hereof and (y) the purchase, repurchase or other acquisition of subordinated Indebtedness purchased in anticipation of satisfying a payment of principal at the Stated Maturity thereof, in each case within one year of such Stated Maturity); or

          (4) make any Restricted Investment;

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

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (i)   no Default or Event of Default has occurred and is continuing;

          (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant Section 4.09(a) hereof; and

          (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (6), (8) and (10) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

                (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Initial Notes are issued to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of the amount of such deficit), plus

                (B) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture (i) as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or (ii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company upon conversion into or exchange for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                (C) 100% of the fair market value as of the date of issuance of any Equity Interests (other than Disqualified Stock) issued by the Company as consideration for the purchase by the Company or any of its Restricted Subsidiaries of all or substantially all of the assets of, or a majority of the Voting Stock of, one or more other Persons or units, divisions or other operating portions thereof (including by means of a merger, consolidation or other business combination permitted under this Indenture), plus

                (D) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                (E) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

                (F) to the extent not reflected in Consolidated Net Income of the Company and its Restricted Subsidiaries, the net reduction in any Restricted Investment that was made after the date of this Indenture resulting from payments of dividends, repayments of the

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

          principal of loans or advances or other transfers of assets to the Company or any of its Restricted Subsidiaries and the cash return of capital with respect to any Restricted Investment, plus

                (G) any amount that previously was deemed to be a Restricted Payment on account of any Guarantee entered into by the Company or any of its Restricted Subsidiaries and permitted pursuant to this clause
          (3) without taking into account the exceptions set forth in the following paragraph; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

     (b) The provisions of Section 4.07(a) hereof will not prohibit:

          (1) in addition to the dividends contemplated in clauses (7) and (10) of this Section 4.07(b), the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the sale within 30 days (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.07(a)(iii)(B) hereof;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds within 30 days from an incurrence of Permitted Refinancing Indebtedness of subordinated Indebtedness of like tenor;

          (4) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company from employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries or their authorized representatives upon the death, disability or termination of the employment of such employees or former employees or termination of the term of such director or former director; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5 million in any twelve-month period; provided, further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the date of this Indenture less the amount of any Restricted Payments previously made pursuant to this proviso;

          (5) repurchases of Equity Interests deemed to occur upon (i) the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof and (ii) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith;

          (6) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or preferred stock of any Restricted Subsidiary of the

     Company issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of Fixed Charges;

          (7) so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to holders of the Company's common stock in respect of any fiscal year; provided that any such dividends declared and paid pursuant to this clause (7) shall not exceed $40 million in any such fiscal year;

          (8) so long as no Default or Event of Default shall have occurred and be continuing, the purchase of any subordinated Indebtedness of the Company or its Subsidiaries at a purchase price not greater than 101% of the principal amounts thereof (together with accrued and unpaid interest) in the event of an Asset Sale or Change of Control in accordance with provisions similar to Section 4.10 or 4.14 hereof, respectively; provided that prior to such purchase of any such subordinated Indebtedness incurred after the date hereof the Company has made the Change of Control Offer or Asset Sale Offer as provided in the relevant covenant and has purchased all notes and pari passu Indebtedness validly tendered and not properly withdrawn pursuant thereto;

          (9) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause
     (9), not to exceed $50 million; or

          (10) the declaration and payment of up to $2 billion in dividends to Merck & Co., Inc. on or prior to completion of the distribution by Merck & Co., Inc. to its stockholders of 100% of the outstanding shares of common stock of the Company.

     (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be conclusively determined in good faith (1) by the chief executive, chief financial or chief accounting officer, the controller or the treasurer of the Company in the case of transactions not in excess of $10 million or (2) in all other cases by a Board Resolution.

Section 4.08  Dividend and Other Payment Restrictions Affecting Subsidiaries.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     (b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

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

            (1) agreements entered into on or prior to the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements and any new agreements, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or new agreements, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in agreements as in effect on the date of this Indenture;

            (2)   this Indenture, the Notes and the Subsidiary Guarantees;

            (3)   any applicable law, rule, regulation or order;

            (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in instruments as in effect on the date of acquisition;

            (5) customary non-assignment provisions in leases, license agreements or other agreements entered into in the ordinary course of business and consistent with past practices;

            (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.08(a)(3) hereof; provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid;

            (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary or otherwise restricts transfers by such Restricted Subsidiary of any of its property or assets pending the sale or other disposition of such Restricted Subsidiary or of all or substantially all of its assets;

            (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness, taken as a whole, are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

            (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Sections 4.12 or 4.15 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

            (10) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements of the Company or any of its Restricted Subsidiaries or any Person acquired by the Company or any such Restricted Subsidiary;

              (11) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business, and restrictions imposed by any contracts or leases entered into in the ordinary course by any Person acquired by the Company or any of its Restricted Subsidiaries with such Person's customers, lessors or suppliers and not in connection with or in contemplation of the acquisition of such Person by the Company or such Restricted Subsidiary, which restrictions are not applicable to any Person, or the property or assets of any Person, other than the Person or the property or assets so acquired;

              (12) with respect to a Receivables Subsidiary, encumbrances and restrictions that are imposed pursuant to a Receivables Program of such Receivables Subsidiary; provided that such encumbrances and restrictions are customarily required by the institutional sponsor or arranger at the time of entering into such Receivables Program in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof;

              (13) customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder;

              (14) encumbrances or restrictions contained in indentures or other debt instruments, facilities or arrangements that are not materially more restrictive with respect to the obligor, taken as a whole, than those contained in this Indenture or in any Credit Facility in effect or entered into on the date hereof; and

              (15)  solely with respect to clauses (2) and (3) of Section 4.08
       (a) hereof, any agreement of a Restricted Subsidiary of the Company that restricts such Restricted Subsidiary's ability to make loans or advances or transfer of any of its properties or assets to another Restricted Subsidiary of the Company that is not a Subsidiary Guarantor and that does not own any of such Restricted Subsidiary's Capital Stock.

Section 4.09  Incurrence of Indebtedness and Issuance of Preferred Stock.

       (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, whether or not such liability is contingent, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.5 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

       (b) The provisions of Section 4.09(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness, Disqualified Stock or preferred stock, as applicable (collectively, "Permitted Debt"):

            (1) the incurrence by the Company or any of its Restricted Subsidiaries (and the Guarantee thereof by any Restricted Subsidiary or the Company, as applicable) of Indebtedness and letters of credit under any Credit Facility, such Indebtedness in an aggregate principal amount not to exceed $1,500,000,000;

             (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

             (3) the incurrence by the Company of Indebtedness represented by the Notes or the incurrence by any Subsidiary Guarantor of Indebtedness represented by a Subsidiary Guarantee;

             (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment (whether through the direct purchase of assets or through the purchase of the Capital Stock of any Person owning such assets) used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $200 million or (ii) 5% of the Consolidated Net Tangible Assets of the Company;

             (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clause (2),
       (3), (4), (5), (12) or (14) of this Section 4.09(b);

             (6) the incurrence by the Company or any of its Restricted Subsidiaries of obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, such drawing is reimbursed within five Business Days following receipt of a demand for reimbursement;

             (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that:

                  (A) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is held by a Restricted Subsidiary other than a Subsidiary Guarantor, such Indebtedness must (unless subject to a Permitted Lien referred to in clause (1) of the definition thereof or a Fall Away Permitted Lien referred to in clause (1) of the definition thereof) be expressly subordinated in right of payment to the prior payment in full in cash of all Obligations of the Company with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

                  (B) (i) any subsequent issuance or transfer of Equity
             Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of (except for the grant of a Permitted Lien or Fall Away Permitted Lien on) any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case
             (i) and (ii), to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

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

             (8) the issuance of shares of preferred stock by a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that
       (i) any subsequent issuance or transfer of any Capital Stock or any other event which, in either case, results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or (ii) any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case (i) and
       (ii), in each case to be an issuance of such shares of preferred stock that was not permitted by this clause (8);

             (9) the incurrence by the Company or any of its Restricted Subsidiaries of:

                  (A) Hedging Obligations not incurred for speculative purposes;

                  (B) Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business; and

                  (C) Indebtedness arising from agreements providing for
             indemnification, adjustment of purchase price, earn-out or similar obligations of the Company or any of its Restricted Subsidiaries incurred in connection with the disposition of any business, assets or Subsidiary of the Company in an aggregate amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

             (10) the guarantee by (a) the Company or a Subsidiary Guarantor of Indebtedness of the Company or a Restricted Subsidiary or (b) a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor of Indebtedness of any other Restricted Subsidiary of the Company that is not a Subsidiary Guarantor, in each case (a) and (b), that was permitted to be incurred by another provision of this Section 4.09;

             (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, environmental remediation or other environmental matters or payment obligations in connection with self-insurance or similar requirements, in each case to the extent arising in the ordinary course of business;

             (12) the incurrence by any Receivables Subsidiary of Indebtedness pursuant to a Receivables Program, provided that the aggregate principal component of amounts outstanding under the Receivables Program at any one time shall not exceed the greater of (a) $500 million and (b) 75% of the aggregate amount of the total Receivables and Related Assets of the Company and its Restricted Subsidiaries existing at the time such Indebtedness is incurred;

             (13) the incurrence by the Company or a Restricted Subsidiary of Indebtedness to the extent the net proceeds thereof are promptly deposited to defease all Outstanding Notes as described in Article 8 hereof;

             (14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including pursuant to a Credit Facility) or the issuance of Disqualified Stock by the Company or preferred stock by any Restricted Subsidiary in an aggregate principal amount or liquidation preference (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $250 million;

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

             (15) the incurrence by the Company of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence; and

             (16) the incurrence by a Restricted Subsidiary of the Company of Acquired Debt; provided that the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Acquired Debt is incurred would have been at least 3 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Acquired Debt had been incurred at the beginning of such four-quarter period.

       (c) For purposes of determining compliance with this Section 4.09:

             (1) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or, subject to Section 4.09(c)(2) below, later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09;

             (2) Indebtedness under Credit Facilities outstanding on the date of this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(1) hereof, and Indebtedness under a Receivables Program outstanding on the date of this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(12) hereof, and the Company shall not be permitted to reclassify any portion of such Indebtedness thereafter;

             (3) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be counted twice;

             (4) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

             (5) the amount of Indebtedness issued at a price that is less than its principal amount will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

             (6) if Obligations in respect of letters of credit are incurred pursuant to any Credit Facility and are being treated as incurred pursuant to clause (1) of Section 4.09(b) hereof and the letters of credit relate to other Indebtedness, such other Indebtedness will be deemed not incurred to the extent of such Obligations.

       With respect to overdraft lines, the amount of any outstanding Indebtedness shall be determined net of cash held for the benefit of the relevant entity by the institution creating such overdraft.

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

       (d) After the occurrence of a Fall Away Event, the Company will not permit any of its Restricted Subsidiaries (other than a Subsidiary Guarantor) to, directly or indirectly, incur any Indebtedness (including Acquired Debt) or to issue any shares of preferred stock other than Permitted Debt.

Section 4.10  Asset Sales.

       (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

              (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by the Company's Board of Directors, of the assets or Equity Interests issued or sold or otherwise disposed of; and

              (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Replacement Assets, or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:

                   (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or Subsidiary Guarantees) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability;

                   (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 180 days after receipt;

                   (C) Cash Equivalents; and

                   (D) any Designated Noncash Consideration received by the
              Company or any of its Restricted Subsidiaries in the Asset Sale.

       (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds:

              (1) to repay Indebtedness and other Obligations under any Credit Facility that is not expressly subordinated in right of payment to the Notes or other senior Indebtedness;

              (2)  to repay (or repurchase) any secured Indebtedness;

              (3) to repay (or repurchase) any Indebtedness of such Restricted Subsidiary other than a Subsidiary Guarantor (except to the extent that such Indebtedness is pari passu with the Notes or the Subsidiary Guarantee given by such Subsidiary Guarantor);

              (4) to repay (or repurchase) any Indebtedness with a final Stated Maturity that is prior to the final Stated Maturity of the Notes;

              (5) to acquire a majority of the Voting Stock of another Person or all or substantially all of the assets of one or more other Persons or units, divisions or other operating portions thereof (including by means of a merger, consolidation or other business combination permitted under this Indenture);

              (6)  to make one or more capital expenditures;

              (7) to acquire other noncurrent assets that are useful in the business of the Company or any of its Restricted Subsidiaries; or

              (8) to acquire Capital Stock consisting of a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

       Pending the final application of any such Net Proceeds, the Company and any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

       (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $100 million, the Company shall, within 30 days, make an Asset Sale Offer to all Holders of Notes; and, at the Company's option, to all holders of other Indebtedness that is pari passu with, or subordinate in right of payment to, the Notes, in each case in accordance with Section 3.08 hereof, to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes or any other Indebtedness being repurchased plus accrued and unpaid interest, if any, to the date of purchase (or 100% of the accreted value thereof, in the case of other Indebtedness that was initially offered and sold at a discount), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Indebtedness (or accreted value, as applicable) tendered into such Asset Sale offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be applied in the following way: (a) first, the Excess Proceeds will be applied to purchase the Notes and other pari passu Indebtedness tendered for purchase, on a pro rata basis (if the aggregate principal amount of such Notes and pari passu Indebtedness exceeds the amount of Excess Proceeds), and (b) second, if and to the extent any Excess Proceeds remain after the purchase of all of the Notes and other pari passu Indebtedness tendered for purchase, the remaining Excess Proceeds will be applied to purchase any subordinated Indebtedness tendered for purchase, on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

       The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other federal or state securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.08 hereof or this Section 4.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those provisions of this Indenture by virtue of such conflict.

Section 4.11  Transactions with Affiliates.

       (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

             (1) the Affiliate Transaction is on terms, when taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

             (2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration (a) not in excess of $10 million, an officers' certificate certifying that such Affiliate Transaction complies with this Section 4.11(a) or (b) in excess of $10 million, either (i) an Officers' Certificate certifying that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company or (ii) an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

       (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

             (1) any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business with an officer, employee or director and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

             (2) transactions between or among the Company and/or its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary of the Company as a result of any such transaction);

             (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

             (4) payment of reasonable fees to directors who are not otherwise employees of the Company;

             (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

             (6)  Restricted Payments that are permitted by Section 4.07 hereof;

             (7) loans or advances to employees or consultants in the ordinary course of business of the Company or its Restricted Subsidiaries;

             (8) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment or any other transactions in connection with a Receivables Program of the Company or a Restricted Subsidiary of the Company;

             (9) transactions pursuant to or contemplated by any agreement of the Company or any Restricted Subsidiary of the Company entered into on or prior to the date of this Indenture or any amendment thereto or any replacement agreement so long as any such amendment or replacement agreement, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the date of this Indenture; and

              (10) the entering into of any agreement with an Affiliate filed as an exhibit to the Company's registration statement on Form S-1 (No. 333-86404), the subsequent amendment from time to time of any such agreement in a manner not materially less favorable, taken as a whole, to the Company and its Restricted Subsidiaries or the performance by the Company or any of its Restricted Subsidiaries of any such agreement in accordance with its terms, as initially entered into or as so amended.

Section 4.12  Liens.

       (a) Prior to a Fall Away Event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) on any asset now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with (or prior to) the Obligations so secured until such time as such obligations are no longer secured by a Lien.

       (b) After a Fall Away Event, the Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien (other than Fall Away Permitted Liens) upon (1) any Principal Property of the Company or any Restricted Subsidiary, (2) any Equity Interest of a Restricted Subsidiary or (3) any Indebtedness of a Restricted Subsidiary owed to the Company or another Restricted Subsidiary, unless, in each case (1), (2) and (3), the Outstanding Notes shall be secured equally and ratably with (or prior to) all Indebtedness secured by such Lien.

       (c) Notwithstanding anything to the contrary in this Section 4.12, after a Fall Away Event, the Company and its Restricted Subsidiaries shall be permitted to create or assume Liens without complying with Section 4.12(b) above, provided that the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries that is secured by these Liens (other than (1) Indebtedness secured solely by Fall Away Permitted Liens, (2) Indebtedness that is secured equally and ratably with (or on a basis subordinated to) the Notes and (3) the Notes) plus the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by Section 4.15(b) hereof), would not exceed 10% of the Consolidated Net Tangible Assets of the Company.

Section 4.13  Corporate Existence.

       Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

              (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

              (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

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

Section 4.14   Offer to Repurchase Upon Change of Control.

       (a) Upon the occurrence of a Change of Control Event, unless the Company has exercised its right to redeem the Notes as provided in Section 3.07 hereof, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Event or, at the Company's option, prior to any Change of Control but after the public announcement thereof, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Event and stating:

               (1) if mailed prior to the date of consummation of the Change of Control, that the offer to purchase is conditioned on the Change of Control Event occurring on or prior to the payment date specified in the notice;

               (2) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

               (3) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

               (4) that any Note not tendered will continue to accrue interest;

               (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

               (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

               (7) that Holders will be entitled to withdraw their election if they deliver to the Paying Agent, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

               (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in aggregate principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

       The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company by virtue of such conflict.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Event Payment Date.

     (c) Prior to a Fall Away Event, the provisions described above in this
Section 4.14 that require the Company to make a Change of Control Offer following a Change of Control Event will be applicable whether or not any other provisions of this Indenture are applicable.

     (d) Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and such third party purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.15  Limitation on Sale and Leaseback Transactions.

     (a) Prior to a Fall Away Event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to
     Section 4.12(a) hereof;

          (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company or, if the such fair market value is less than or equal to $10 million, the chief executive, chief financial or chief accounting officer, the controller or the treasurer of the Company, and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

          (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

     (b) After a Fall Away Event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction involving any Principal Property, except for any Sale and Leaseback Transaction involving a lease not exceeding three years, unless:

          (1) the Company or that Restricted Subsidiary, as applicable, would be entitled to incur Indebtedness secured by a Lien on that Principal Property without equally and ratably securing the Notes;

          (2) an amount equal to the Attributable Debt of the Sale and Leaseback Transaction is applied within 180 days to:

               (A) the voluntary retirement of any of Indebtedness of the Company or any Restricted Subsidiary maturing more than one year after the date incurred, and which is senior to or pari passu in right of payment with the Notes; or

               (B) the purchase of other property that will constitute Principal Property having a value at least equal to the net proceeds of the sale; or

          (3) the Company or that Restricted Subsidiary, as applicable, delivers to the Trustee for cancellation Notes in an aggregate principal amount at least equal to the net proceeds of the sale.

     (c) Notwithstanding anything to the contrary in this Section 4.15, after a Fall Away Event, the Company may enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described in Section 4.15(b) above, provided that the sum of the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens on any properties or assets of the Company and any Restricted Subsidiaries (other than (1) Indebtedness secured solely by Fall Away Permitted Liens, (2) Indebtedness that is secured equally and ratably with (or on a basis subordinated to) the Notes and (3) the Notes) and the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by Section 4.15(b) above) would not exceed 10% of the Consolidated Net Tangible Assets of the Company.

Section 4.16  Payments for Consent.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17  Designation of Restricted and Unrestricted Subsidiaries.

     The Board of Directors of the Company may designate any Restricted Subsidiary of the Company as an Unrestricted Subsidiary if no Default has occurred and is continuing at the time of such designation and if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07(a) hereof or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In addition, no such designation may be made unless the proposed Unrestricted Subsidiary does not beneficially own any Equity Interests in any Restricted Subsidiary that is not simultaneously subject to designation as an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.18  Changes in Covenants if Notes Rated Investment Grade.

     If on any date following the date of this Indenture the Notes have an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing (a "Fall Away Event"), then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, Sections 3.08, 4.07, 4.08, 4.09(a) through
(c), 4.10, 4.11, 4.12(a), 4.14, 4.15(a), 4.16 and 5.01(a)(4) hereof shall no longer be applicable to the Notes.

Section 4.19  Subsidiary Guarantees.

     The Company may cause any of its Restricted Subsidiaries to guarantee the Notes and thereby to become a Subsidiary Guarantor by entering into a supplemental indenture substantially in the form of Exhibit C hereto. If the Company causes any of its Restricted Subsidiaries to become a Subsidiary Guarantor, it shall cause the Subsidiary Guarantee of such Subsidiary Guarantor to remain in full force and effect until released in accordance with Section
10.05 hereof and the supplemental indenture pursuant to which such Restricted Subsidiary became a Subsidiary Guarantor.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01  Merger, Consolidation, or Sale of Assets.

     (a) The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1)  either:

               (A) the Company is the surviving corporation; or

               (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction, no Default or Event of Default exists; and

          (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof.

     (b) Notwithstanding Section 5.01(a)(4) hereof, if (1) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its properties and assets to the Company or to any other Restricted Subsidiary of the Company, (2) the Company merges with a Wholly Owned Subsidiary of the Company with no liabilities other than de minimis liabilities or (3) the Company merges with an Affiliate incorporated in the United States primarily for the purpose of reincorporating the Company in another jurisdiction, then no violation of this Section 5.01 shall be deemed to have occurred, as long as the requirements of clauses (1), (2) and (3) of Section 5.01(a) are satisfied.

     (c) The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets to the Company or any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Company by any of the Company's Restricted Subsidiaries.

Section 5.02  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01  Events of Default.

     (a) Each of the following is an "Event of Default":

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

          (1) the Company defaults for 30 days in the payment when due of interest on the Notes;

          (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or any premium on, the Notes;

          (3) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Section 4.14 or 5.01 hereof;

          (4) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding;

          (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

               (A) is caused by a failure to pay principal of, or any premium or interest on, such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (B) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more and has not been discharged in full or such acceleration rescinded or annulled within 20 days of such Payment Default or acceleration;

          (6) failure by the Company or any of its Significant Subsidiaries to pay final, non-appealable judgments aggregating in excess of $50 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) the Company or any of its Significant Subsidiaries or Restricted Subsidiaries that, if taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) admits in writing its inability to pay its debts generally as they become due; or

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

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief in an involuntary case against the Company or any of its Significant Subsidiaries or Restricted Subsidiaries that, if taken together, would constitute a Significant Subsidiary;

               (B) appoints a custodian of the Company or any of its Significant Subsidiaries or Restricted Subsidiaries that, if taken together, would constitute a Significant Subsidiary; or

               (C) orders the liquidation of the Company or any of its Significant Subsidiaries or Restricted Subsidiaries that, if taken together, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

     (b) Upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee a statement specifying such Default or Event of Default.

Section 6.02  Acceleration.

     In the case of an Event of Default specified in clause (7) or (8) of
Section 6.01(a) hereof, all Outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) of Section 6.01(a) hereof has occurred and is continuing, the declaration of the acceleration of the Notes shall be automatically annulled if prior to such declaration of acceleration the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant indebtedness and no other Event of Default shall have occurred and be continuing.

     The Holders of a majority in aggregate principal amount of the then Outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company had then elected to redeem the notes pursuant to Section 3.07 hereof, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon acceleration of the Notes.

Section 6.03  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, and any premium and interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

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     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or any premium or interest on, the Notes (including in connection with an offer to purchase); provided that the Holders of a majority in aggregate principal amount of the then Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05  Control by Majority.

     Holders of a majority in principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Sections 7.01 and 7.03, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that may involve the Trustee in personal liability; provided, however, that subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06  Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

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Section 6.07  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Note on the respective dates expressed in such Note for the payment thereof (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.08  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company, upon demand of the Trustee, for the whole amount of principal of, and any premium and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable and to take any and all actions authorized under the TIA in order to have the claims of the Holders of the Notes and the Trustee allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07 hereof;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, any premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, any premium and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders of Notes pursuant to this
Section 6.10.

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

Section 6.11  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01  Certain Duties and Responsibilities.

     The duties and responsibilities of the Trustee shall be as provided by the TIA. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02  Notice of Defaults.

     The Trustee shall give the Holders notice of any Default hereunder as and to the extent provided by the TIA; provided, however, that in the case of any Default of the character specified in Section 6.01(a)(4) hereof, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 7.03  Certain Rights of Trustee.

     Subject to the provisions of Section 7.01 hereof and Sections 315(a) through 315(d) of the TIA:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

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     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.04  Not Responsible for Recitals or Issuance of Notes.

     The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 7.05  May Hold Notes.

     The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.13 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

Section 7.06  Money Held in Trust.

     Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which it was received, but need not be segregated from other funds except to the extent required by law. Except for funds or securities deposited with the Trustee pursuant to
Article 8, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the written directions of the Company. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 7.07  Compensation and Reimbursement.

     The Company agrees (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an

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express trust); (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (other than taxes applicable to the Trustee's compensation hereunder) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

Section 7.08 Disqualification; Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 7.09 Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.10 Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11 hereof.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company no later than 20 business days prior to the proposed date of resignation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

     (d) If at any time:

          (1) the Trustee shall fail to comply with Section 7.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 7.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

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          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 6.11 hereof, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 12.02 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 7.11 Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

Section 7.12 Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such

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authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.13 Preferential Collection of Claims against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

Section 7.14 Reports by Trustee.

     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.

Section 7.15 Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption or repurchase or pursuant to Section 2.06 hereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.15, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.15, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.15.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 7.15, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a

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notice of resignation or upon such a termination, or in case at any time such
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.15, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.15.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.15, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.07 hereof.

     If an appointment is made pursuant to this Section 7.15, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Notes described in the within-mentioned Indenture.

                                                _______________________________,
                                                           As Trustee

                                                By_____________________________,
                                                      As Authenticating Agent

                                                By______________________________
                                                       Authorized Officer

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all Outstanding Notes and the Subsidiary Guarantees, if any, upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all Outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be "Outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees, if any, and this Indenture (and the Trustee, on

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demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

          (1) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, or interest or any premium on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

          (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Subsidiary Guarantors' obligations in connection therewith; and

          (4) this Section 8.02.

     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors, if any, will, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.08, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14 and 4.15
hereof and clause (4) of Section 5.01(a) hereof with respect to the Outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes and Subsidiary Guarantees, if any, the Company and the Subsidiary Guarantors, if any, may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees, if any, will be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(a)(3) (with respect to a failure to comply with the provisions of Section
4.14 hereof or clause (4) of Section 5.01(a) hereof) and Sections 6.01(a)(4) through 6.01(a)(6) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a

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     combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and any interest on, the Outstanding Notes on the stated date for payment thereof;

          (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

              (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling (a copy of which shall accompany the Opinion of Counsel); or

              (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes being defeased over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (7) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of such Act);

          (8) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

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          (9) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust;
             Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or any premium or interest on, any Note and remaining unclaimed for two years after such principal or any premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 8.07 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantors', if any, obligations under this Indenture and the Notes and the Subsidiary Guarantees, if any, will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, or any premium or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

     The Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture, any Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

          (1) to cure any ambiguity, defect, omission or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (3) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

          (4) to add Guarantees with respect to the Notes, to secure the Notes or to release a Subsidiary Guarantor upon the occurrence of another event entitling it pursuant to Section 10.05 hereof to be so released;

          (5) to add to the covenants of the Company or any Subsidiary Guarantor or to the covenants applicable to any Restricted Subsidiary, in each case, for the benefit of the Holders of Notes that does not adversely affect the legal rights under this Indenture of any such Holder;

          (6) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any Holder of the Notes;

          (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

          (9) to evidence and provide for the acceptance of the appointment of a successor trustee hereunder.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, the Trustee shall join with the Company and the Subsidiary Guarantors, if any, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

     The Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.08, 4.10 and 4.14 hereof) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then Outstanding (including, without limitation, consents obtained in

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connection with a tender offer or exchange offer for, or purchase of, the
Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or any premium or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes, including Additional Notes, if any (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); provided that without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of any Note, amend any provision hereof or of the Notes, with respect to the place where any Note or interest thereon may be payable or change the date on which such payment or any payment of interest thereon is scheduled to be made or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.08, 4.10 and 4.14 hereof;

          (3) reduce the rate of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or any premium or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or any premium on, the Notes or impair the right to institute suit for the enforcement of any such payment on or after the date it is due;

          (7) waive a redemption payment with respect to any Note (other than a payment required under Section 3.08, 4.10 or 4.14 hereof);

          (8) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

          (9) make any change in Sections 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions in this Section 9.02.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

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

     It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then Outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

Section 9.03 Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or to issue a new Note will not affect the validity or effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

Section 9.07 Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

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                                  ARTICLE 10.
                              SUBSIDIARY GUARANTEES

Section 10.01  Subsidiary Guarantees.

     (a) Subject to this Article 10, each Restricted Subsidiary of the Company designated by the Company from time to time as a Subsidiary Guarantor, upon execution and delivery of a supplemental indenture substantially in the form of Exhibit C hereto, shall jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (1) the principal of, and any premium and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the date scheduled to be paid, by acceleration or otherwise.

     In addition to the foregoing, by executing and delivering such supplemental indenture, each Subsidiary Guarantor shall also agree, unconditionally and jointly and severally with each other Subsidiary Guarantor, to pay any and all expenses (including, without limitation, counsel fees and expenses) incurred by the Trustee under this Indenture in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor, by executing and delivering such supplemental indenture, shall agree that this is a guarantee of payment and not a guarantee of collection.

     (b) Each Subsidiary Guarantor, by executing and delivering such supplemental indenture, shall agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor, by executing and delivering such supplemental indenture, shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or release in accordance with Section 10.05 hereof.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, a Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, each Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated and be in full force and effect.

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     (d) Each Subsidiary Guarantor, by executing and delivering such supplemental indenture, shall agree that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed thereby until payment in full of all obligations guaranteed thereby. Each Subsidiary Guarantor, by executing and delivering such supplemental indenture, shall further agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed by the Subsidiary Guarantees may be accelerated as provided in Article 6 hereof for the purposes of any Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (2) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.

     (e) Except as provided herein, the provisions of this Article 10 cover all agreements between the parties hereto relative to each Subsidiary Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein.

Section 10.02  Limitation on Subsidiary Guarantor Liability.

     Each Subsidiary Guarantor, by executing and delivering such supplemental indenture, shall confirm, and by its acceptance of Notes, each Holder hereby confirms, that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee and the Holders hereby irrevocably agree and each Subsidiary Guarantor, by executing and delivering such supplemental indenture, shall irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03  Execution and Delivery of Subsidiary Guarantee.

     To evidence each Subsidiary Guarantee, the Company shall cause a Subsidiary Guarantee substantially in the form attached as Exhibit B hereto to be endorsed by an Officer of each Subsidiary Guarantor and shall cause an indenture supplemental to this Indenture substantially in the form of Exhibit C hereto to be executed on behalf of such Guarantor by one of its Officers. The signature of any such Officers on the Subsidiary Guarantee may be manual or facsimile.

     Each Subsidiary Guarantor, by executing and delivering such supplemental indenture, shall agree that its Subsidiary Guarantee will remain in full force and effect notwithstanding any failure to endorse such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on a Subsidiary Guarantee no longer holds that office at the time a Subsidiary Guarantee is endorsed, such Subsidiary Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in any indenture supplemental to this Indenture on behalf of the Subsidiary Guarantors and each of them.

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Section 10.04  Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

     (a) Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person that is (either before or after giving effect to such transaction) an Affiliate of the Company, unless that Affiliate unconditionally assumes all of the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Subsidiary Guarantee, on the terms set forth herein or therein.

     (b) Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person that is not an Affiliate of the Company (whether or not such Subsidiary Guarantor is the surviving Person) unless:

          (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (2) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding Section 10.04(b)(2), nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company, or will prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Company.

     (c) For purposes of this Section 10.04, beneficial ownership of 35% or more of the Voting Stock of a Person will be deemed to be control.

Section 10.05 Releases.

     (a) Notwithstanding the provisions of Section 10.04 hereof, a Subsidiary Guarantor will be released automatically and relieved of any obligations under its Subsidiary Guarantee:

          (1) upon the sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or an Affiliate of the Company, if the sale or other disposition complies with Sections 3.08 and 4.10 hereof and the Subsidiary Guarantor either no longer has any Indebtedness (other than its Subsidiary Guarantee) after

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

     compliance with such Sections or it would be permitted at the time of such release to incur all of its then outstanding Indebtedness in compliance with Section 4.09 hereof;

          (2) upon the sale of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale complies with Sections 3.08 and 4.10 hereof;

          (3) upon the legal defeasance of the Notes as described in Article 8 hereof; or

          (4) upon (i) the merger of such Subsidiary Guarantor into the Company or another Subsidiary Guarantor; (ii) the dissolution of the Subsidiary Guarantor into the Company or another Subsidiary Guarantor; or (iii) the transfer of all or substantially all of the assets of such Subsidiary Guarantor to the Company or another Subsidiary Guarantor; or

          (5) at the option of the Company, if at any time the Subsidiary Guarantor has no Indebtedness outstanding other than its Subsidiary Guarantee or, assuming it ceased to be a Subsidiary Guarantor but continued to be a Restricted Subsidiary of the Company following such release, it would be permitted at the time of such release to incur all of its then outstanding Indebtedness in compliance with Section 4.09 hereof.

     (b) Upon delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that one of the events described in Section 10.05(a) hereof has occurred in accordance with the provisions of this Indenture with respect to any Subsidiary Guarantor, the Trustee will execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

          (1) either:

              (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

              (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the

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          entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, any premium and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

          (3) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

     In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof will survive.

Section 11.02  Application of Trust Money.

     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and any premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that (a) if the Company has made any payment of principal of, or any premium or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent and (b) the Trustee or Paying Agent shall return all such money and Government Securities to the Company promptly after receiving a request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls.

     If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required thereunder to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.02  Notices.

     Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company or any Subsidiary Guarantor:

     Medco Health Solutions, Inc.
     100 Parsons Pond Road
     Franklin Lakes, New Jersey 07417
     Telecopier No.:
     Attention: Corporate Secretary

     If to the Trustee:

     U.S. Bank Trust National Association

     Telecopier No.:
     Attention:

     The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Company to Furnish Trustee Names and Addresses of Holder; Preservation of Information; Communications to Holders.

     The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in this Section 12.03 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in this Section
12.03 upon receipt of a new list so furnished.

     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the TIA.

     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA regardless of the source from which such information was derived.

Section 12.04  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) must comply with the provisions of TIA (S) 314(e) and must include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     In giving any Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

Section 12.06  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08  Governing Law.

     This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 12.09  Legal Holidays.

     In any case where any Interest Payment Date, redemption date, payment date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, redemption date or purchase date, or at the Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, redemption date or purchase date or Stated Maturity, as the case may be, to the next succeeding Business Day. If a regular record date is not a Business Day, the record date shall not be affected.

Section 12.10  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11  Successors.

     All covenants and agreements of the Company in this Indenture and the Notes will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture will bind its successors.

Section 12.12  Separability.

     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.14  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15  Benefits of Indenture.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of       , 2003
                                            Medco Health Solutions, Inc.

                                            By:________________________________
                                               Name:
                                               Title:

Attest:
________________________________
Name:
Title:

                                            U.S. Bank Trust National Association

                                            By:_________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT A


                        [Face of Note]
================================================================================
                                                              CUSIP ____________

                             % Senior Notes due 2013

No. ___                                                            $____________

                          MEDCO HEALTH SOLUTIONS, INC.

promises to pay to ______________.

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on        , 2013.

Interest Payment Dates:     and

Record Dates:     and

Dated:  __________, 20__

                                        MEDCO HEALTH SOLUTIONS, INC.

Attest:





______________________________________  By: ____________________________________
Name:                                       Name:
Title:                                      Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee


By:___________________________________
           Authorized Signatory

================================================================================

                                [Reverse of Note]
                             % Senior Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) Interest. Medco Health Solutions, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this
     Note at     % per annum from July     , 2003 until maturity. The Company
     will pay interest, if any, semi-annually in arrears on       and      of
     each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the
     first Interest Payment Date shall be       , 2004. Interest will be
     computed on the basis of a 360-day year of twelve 30-day months. The rate of interest payable on overdue principal and interest, including post-petition interest, shall be increased, to the extent lawful, by 1% per annum unless a Fall Away Event shall have occurred. The Company may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments on the Notes.

          (2) Method of Payment. The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of
     Notes at the close of business on the      or      next preceding the
     Interest Payment Date (each, a "Regular Record Date"), even if such Notes are canceled after such Regular Record date and on or before such Interest Payment Date, except as provided in Section 2.07 of the Indenture with respect to Defaulted Interest. If this Note is a Global Note, the Company will pay all principal of, and interest and any premium on, this Note to the Depositary or its nominee as the registered holder of this Note in immediately available funds. All other payments on the Notes will be made at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Register. All payments on the Notes will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company or any of its Subsidiaries may act in any such capacity. The Company shall notify each Holder on any change in any Paying Agent or Registrar.

          (4) Indenture. The Company issued the Notes under an Indenture dated as of July , 2003 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (SS) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.

          (5) Optional Redemption. The Company may at any time at its option redeem all or part of the Notes upon not less than 30 days' nor more than 60 days' prior notice at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) as determined by the Quotation Agent, the sum of the present values of 100% of the principal amount of the Notes being redeemed, plus all scheduled
     payments of interest on such Notes to and including July    , 2013 (but not
     including accrued and unpaid interest to the redemption date), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together in each case (unless the Notes are redeemed or purchased on or after a Regular Record Date but on or prior to the related Interest Payment Date) with any accrued and unpaid interest to the applicable redemption date.

          (6) Repurchase at option of holder.

              (a) Upon the occurrence of a Change of Control Event, unless the Company has exercised its right to redeem the Notes as provided in Section
     3.07 of the Indenture, the Company will be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture.

              (b) If the Company or any Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $100 million, the Company will commence an offer to all Holders of Notes, and at the Company's option, to all holders of other Indebtedness that is pari passu with, or subordinate in right of payment to, the Notes pursuant to Section 3.08 of the Indenture to purchase the maximum principal amount of Notes and other Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or 100% of the accreted value thereof, in the case of other Indebtedness that was initially offered and sold at a discount) plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture.

          (7) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. No Notes of $1,000 or less may be redeemed in part. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption if the Company shall have complied with the applicable provisions of the Indenture.

          (8) Denominations, Transfer, Exchange. The Notes are in fully registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Company and the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes. The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (9) Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          (10) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes (including without limitation any Additional Notes) then Outstanding, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes, including Additional Notes, if any). Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented, among other things, to cure any ambiguity, defect, omission or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to add guarantees with respect to the Notes, to add covenants, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to evidence and provide for the acceptance and appointment of a successor Trustee.

          (11) Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then Outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes.

          (12) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (13) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

          (14) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

          (15) Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          (16) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Medco Health Solutions, Inc.
100 Parsons Pond Road
Franklin Lakes, New Jersey 07417

Attention:  Corporate Secretary

                                                                         ANNEX A

                                 Assignment Form

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                      Your Signature:___________________________
                                             (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee*:  ___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                         ANNEX B

                       Option of Holder to Elect Purchase

     To elect to have this Note purchased by the Company pursuant to Section
4.10 or 4.14 of the Indenture, check the appropriate box below:

                   [_]Section 4.10           [_]Section 4.14

     To elect to have only part of the Note purchased by the Company pursuant to
Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: _______________

                                      Your Signature:___________________________
                                             (Sign exactly as your name appears
                                              on the face of this Note)

                                      Tax Identification No.: __________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT B

                          FORM OF SUBSIDIARY GUARANTEE

     For value received, the Subsidiary Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the
Indenture, dated as of July    , 2003 (the "Indenture"), between Medco Health
Solutions, Inc. (the "Company") and U.S. Bank Trust National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, and any premium and interest, on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the date scheduled to be paid, by acceleration or otherwise. The obligations of the Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions. This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Dated:

                                    [Name of Subsidiary Guarantor(s)]


                                    By:_________________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT C


                         FORM OF SUPPLEMENTAL INDENTURE
                   TO BE DELIVERED BY SUBSIDIARY GUARANTOR(S)

     Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, 20__, among __________________ (the "Subsidiary Guarantor"), a subsidiary of Medco Health Solutions, Inc. (or its permitted successor), a Delaware corporation (the "Company"), and U.S. Bank Trust National Association, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee
an indenture (the "Indenture"), dated as of July    , 2003 providing for the
issuance of an aggregate principal amount of up to $500 million of     % Senior
Notes due 2013 (the "Notes") plus any Additional Notes issued from time to time as permitted under the Indenture;

     WHEREAS, the Indenture provides that the Company may cause any of its direct or indirect Restricted Subsidiaries to become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees as follows:

               (a) To guarantee, jointly and severally with each other Subsidiary Guarantor heretofore or hereafter designated as such by the Company, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                   (i) the principal of, and any premium and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and under the Indenture; and

                   (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the date scheduled to be paid, by acceleration or otherwise.

          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantor shall be obligated to pay the same immediately. The Subsidiary Guarantor hereby agrees that this is a guarantee of payment and not a guarantee of collection.

               (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantor.

               (c) The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

               (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or release in accordance with the Indenture, and the Subsidiary Guarantor accepts all obligations of a Subsidiary Guarantor under the Indenture.

               (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantor, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) The Subsidiary Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

               (g) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
          Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

               (h) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, this Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of the Subsidiary

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

          Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

     3. Execution and Delivery. The Subsidiary Guarantor agrees that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse such Subsidiary Guarantee.

     4.   Subsidiary Guarantor May Consolidate, Etc. on Certain Terms.

               (a) Except as otherwise provided in Section 5 hereof, the Subsidiary Guarantor shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person that is (either before or after giving effect to such transaction) an Affiliate of the Company, unless that Affiliate unconditionally assumes all of the obligations of the Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth therein.

               (b) Except as otherwise provided in Section 5 hereof, the Subsidiary Guarantor shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person that is not an Affiliate of the Company (whether or not the Subsidiary Guarantor is the surviving Person) other than the Company unless:

                    (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                    (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 of the Indenture.

               In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Affiliate, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor Affiliate will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named therein as the Subsidiary Guarantor. Such successor Affiliate thereupon may cause to be signed the Subsidiary Guarantee of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. The Subsidiary Guarantee so issued will in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though the Subsidiary Guarantee had been issued at the date of the execution of the Indenture.

               Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding Section 4(b)(ii) hereof, nothing contained in the Indenture or in any of the Notes will prevent any consolidation or merger of the Subsidiary Guarantor with or into the Company, or will prevent any sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety to the Company.

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

               (c) For purposes of this Section 4, beneficial ownership of 35% or more of the Voting Stock of a Person will be deemed to be control.

     5.   Releases.

               (a) Notwithstanding the provisions of Section 4 hereof, the Subsidiary Guarantor will be released automatically and relieved of any obligations under its Subsidiary Guarantee:

                    (i) upon the sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or an Affiliate of the Company, if the sale or other disposition complies with Sections 3.08 and 4.10 of the Indenture and the Subsidiary Guarantor either no longer has an Indebtedness (other than the Subsidiary Guarantee) after compliance with such Sections or it would be permitted at the time of such release to incur all of its then outstanding Indebtedness in compliance with
               Section 4.09 of the Indenture,

                    (ii) upon the sale of all of the Capital Stock of the Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale complies with Sections 3.08 and 4.10 of the Indenture;

                    (iii) upon the legal defeasance of the Notes as described in Article 8 of the Indenture;

                    (iv) upon (a) the merger of the Subsidiary Guarantor into the Company or another Subsidiary Guarantor; (b) the dissolution of the Subsidiary Guarantor into the Company or another Subsidiary Guarantor; or (c) the transfer of all or substantially all of the assets of the Subsidiary Guarantor to the Company or another Subsidiary Guarantor; or

                    (v) at the option of the Company, if at any time the Subsidiary Guarantor has no Indebtedness outstanding other than the Subsidiary Guarantee or, assuming it ceased to be a Subsidiary Guarantor but continued to be a Restricted Subsidiary of the Company following such release, it would be permitted at the time of such release to incur all of its then outstanding Indebtedness in compliance with Section 4.09 of the Indenture.

               Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that one of the events described in this Section 5 has occurred in accordance with the provisions of the Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

     6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantor under the Notes, the Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or

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

their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     7. Successors and Assigns. All covenants agreements of any Subsidiary Guarantor in this Indenture supplemental will bind its successors and assigned, whether so expressed or not, except as otherwise provided in Section 5 hereof.

     8. Separability. In case any provision in this Supplemental Indenture or in the Subsidiary Guarantee is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     8. Governing Law. This Supplemental Indenture and the Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

     9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     10. Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

     11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of any statement or recital herein or in the Subsidiary Guarantee, all of which statements and recitals are made solely by the Subsidiary Guarantor and the Company.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

     Dated: _______________, 20___

                                     [Subsidiary Guarantor]


                                     By:  _______________________________
                                     Name:
                                     Title:

                                     Medco Health Solutions, Inc.


                                     By:  _______________________________
                                     Name:
                                     Title:

                                     U.s. Bank Trust National Association,
                                     as Trustee


                                     By:  _______________________________
                                          Authorized Signatory

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